UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 30, 2008

FOREST OIL CORPORATION

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

1-13515	25-0484900
(Commission File Number)	(IRS Employer Identification No.)

707 17th Street, Suite 3600, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

303.812.1400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act   (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On September 30, 2008, Forest Oil Corporation, a New York corporation (“Forest”), announced that it had completed its acquisition of certain oil and gas properties located in the State of Texas and various other related interests, rights, receivables, wells, leasehold interests, records, fixtures, equipment and other assets (collectively, the “Assets”) from Cordillera Texas, L.P., a Texas limited partnership (“Seller”).   The economic effective date for the acquisition of the Assets is July 1, 2008.   Forest acquired the Assets pursuant to the terms and conditions set forth in an asset purchase and sale agreement (the “Purchase Agreement”) between Forest and Seller, dated as of August 15, 2008, as amended as of September 30, 2008.

The acquired properties are primarily gas properties and include approximately 118,000 gross acres (85,000 net acres). Based on its preliminary internal review of the properties, Forest attributes estimated proved reserves of 350 Bcfe (36% proved developed) and approximately 1,500 additional vertical and horizontal drilling locations to the properties.  The properties produced an average of approximately 34 MMcfe/d in the first six months of 2008 and are focused primarily in the Granite Wash, Atoka and Morrow intervals in the Greater Buffalo Wallow Area and in the Cotton Valley and Travis Peak intervals in East Texas.

Forest paid total consideration for the Assets of $529 million in cash (including a $45 million cash deposit paid to Seller upon execution of the Purchase Agreement) and 7.25 million shares of its common stock, par value $0.10 per share (“Common Stock”).   Forest funded the cash component of the consideration, which is subject to further post-closing adjustments, using cash on hand and advances under its credit facilities.  The shares of Common Stock issued to Seller have not been registered pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities laws and are deemed restricted securities under the federal securities laws.   Seller has distributed the shares of Common Stock issued by Forest  to certain of its designees, which include certain accredited investors who are members or beneficial owners of Seller’s parent company.   Pursuant to the terms of the Purchase Agreement, Forest has agreed to file an automatically effective Form S-3 shelf registration statement (the “S-3”) with the Securities and Exchange Commission registering the resale of the Common Stock by Seller and its designees on or before 9:30 a.m. New York, New York time on October 2, 2008, and to maintain the effectiveness of the S-3 for a period of up to one year.

In connection with the closing of the acquisition of the Assets, Forest and Seller also entered into a transition services agreement under which Seller will provide certain services to Forest as may be requested to allow for an orderly transition.   The transition services agreement is expected  to expire on  October 31, 2008.

A copy of the Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference, together with Amendment No. 1 to the Purchase Agreement which is filed as Exhibit 10.2 and incorporated herein by reference.   The foregoing description of the Purchase Agreement and Amendment No. 1 to the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, as amended, incorporated herein.

The shares of Common Stock issued to Seller have not been registered under the Securities Act and may not be offered or sold absent registration or an applicable exemption from registration.  The information contained in this Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of the Common Stock in any state where such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

Item 2.01               Completion of Acquisition or Disposition of Assets

The information set forth above, under Item 1.01, is incorporated herein by reference.

Item 3.02               Unregistered Sale of Equity Securities

The information set forth above, under Item 1.01, is incorporated herein by reference.  The private placement of the shares of Common Stock issued to Seller on September 30, 2008, in connection with Forest’s acquisition of the Assets from Seller, was made in reliance upon an exemption from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

Item 7.01               Regulation FD Disclosure

On September 30, 2008, Forest issued a press release announcing the completion of its acquisition of properties in its Greater Buffalo Wallow and East Texas core areas; its agreement to sell certain assets in the Rockies; third quarter net sales volumes deferrals; and updated 2008 guidance.   A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information included in this Current Report on Form 8-K under Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that Section, unless the registrant specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act.

Item 8.01               Other Events

(i)            Shut-in Production.  As a result of damages incurred in connection with Hurricane Ike and Hurricane Gustav, and a third party pipeline disruption in the Arkoma Basin, we expect that our third quarter net sales volumes will be reduced by approximately 1.45 Bcfe.

(ii)           Updated Risk Factors.  In connection with the closing of the transactions contemplated by the Purchase Agreement, we are updating certain Risk Factors included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (the “2007 Annual Report”).  Except as set forth below, and as disclosed in our quarterly reports on Form 10-Q for the periods ended March 31, 2008 and June 30, 2008, respectively, there have been no material changes to the Risk Factors described in Part I, Item 1A, of our 2007 Annual Report.

We have substantial capital requirements, and we may be unable to obtain needed financing on satisfactory terms necessary to execute our operating strategy.

We incur, and will continue to incur, substantial capital expenditures for the acquisition, development, and exploration of our oil and natural gas reserves.  In 2007, 2006, and 2005, we incurred approximately $3.0 billion, $943 million, and $854 million on capital expenditures, respectively, including approximately $2.2 billion, $316 million, and $314 million on property acquisitions.  During the first six months of 2008, we have expended approximately $869 million on capital expenditures, including approximately $310 million on property acquisitions.  After giving effect to the acquisition of the Assets, we expect that our revised exploration and development expenditures for 2008 will be approximately $1.25 billion to $1.35 billion.  We intend to finance our ongoing capital expenditure needs primarily through cash flow from operations and our bank credit facilities, and finance large acquisitions and other types of large expenditures with asset sales and public or private equity and debt offerings.

Our ability to access the asset-sales market and private and public debt and equity markets  will depend upon a number of factors, some of which are outside our control.  These factors include:

•                  oil and natural gas prices;

•                  the value and performance of Forest debt and equity securities;

•                  the credit ratings assigned to Forest by independent rating agencies; and

•                  general economic and financial market conditions.

For example, oil and natural gas prices reached historic highs during June and July of 2008 and have declined significantly since that time.  The significant decline in oil and natural gas prices has reduced our cash flow and may affect our access to the capital markets.  Further, our access to funds under our credit facilities is based on a global borrowing base, which is based on our estimated proved reserves and the market price for oil and natural gas, and is redetermined semi-annually by the lenders and may be redetermined at other times during the year at the option of Forest or the lenders.  The global borrowing base may be reduced if oil and natural gas prices decline, or if we have downward revisions in estimates of our proved reserves, which may adversely affect our planned capital expenditures.

We believe that our available cash, cash provided by operating activities, and funds available under our bank credit facilities will be sufficient to fund our operating, interest, and general and administrative expenses, our capital expenditure budget, and our short-term contractual obligations, at current levels for the foreseeable future.  If our revenues decrease, however, and we are unable to obtain additional debt or equity financing or access alternative sources of funds, we may have to reduce our capital expenditures and may lack the capital necessary to replace our reserves or maintain our production at current levels.

We have substantial indebtedness and may incur more debt in the future, and our leverage may materially affect our operations and financial condition.

We have incurred substantial debt. At September 30, 2008, after giving effect to the acquisition of the Assets, the principal amount of our outstanding consolidated debt was approximately $2.7 billion, including approximately $1.2 billion outstanding under our combined U.S. and Canadian credit facilities.   Further, we may incur more debt in the future. For example, in May 2008 we entered into an amendment to our second amended and restated combined credit facilities with existing and new lenders, which increased the combined commitment amount from $1 billion to $1.8 billion and established the global borrowing base at $1.8 billion. As of

September 30, 2008, after giving effect to the acquisition of the Assets, we had approximately $576 million available for borrowing under our amended credit facilities and we may elect to borrow additional amounts under the amended credit facilities, including in connection with acquisitions and debt refinancings or we may elect to seek other sources of debt financing in the capital markets.  In addition, in May  2008 we issued $250 million principal amount of additional 7¼% senior notes due 2019 and used a portion of the proceeds to repay $265 million in principal amount of 8% senior notes that came due in June 2008.

The level of our debt has several important effects on our business and operations.  Among other things, it may:

•                                          require us to use a significant portion of our cash flow to pay principal and interest on the debt, which will reduce the amount available to fund working capital, capital expenditures, and other general purposes;

•                                          increase our costs as our access to the capital markets and our cost of borrowing is predicated on the credit ratings assigned by third party rating agencies, which have in the past and may in the future downgrade their ratings of our debt and other obligations due to changes in market conditions, our debt level or our financial condition;

•                                          limit our access to the capital markets, increase our borrowing costs, and impact the terms, conditions, and restrictions contained in our debt agreements, including the addition of more restrictive covenants;

•                                          impact our flexibility in planning for and reacting to changes in our business as covenants and restrictions contained in our existing and possible future debt arrangements may require that we meet certain financial tests and place restrictions on the incurrence of additional indebtedness;

•                                          place us at a disadvantage compared to similar companies in our industry that have less debt; and

•                                          make us more vulnerable to economic downturns and adverse developments in our business.

Our ability to meet our debt obligations and other expenses will depend on our future performance, which will be affected by financial, business, domestic and global economic and credit conditions, the regulatory environment, and other factors, many of which we are unable to control. If our cash flow is not sufficient to service our debt, we may be required to refinance the debt, sell assets, or sell shares of our stock on terms that we do not find attractive, if it can be done at all.   For example, as part of our 2008 financial plan, we announced our intention to divest certain non-core, non-strategic assets, including packages covering between $300 million to $500 million in assets that we marketed to third parties during the third quarter of 2008 and an additional $500 million to $600 million in assets that we have not yet actively marketed to third parties.  We have experienced difficulty in executing our planned divestitures. As of September 30, 2008, we have closed on approximately $100 million in asset sales and have entered into an agreement for the sale of a portion of these assets that provides for a purchase price of approximately $258 million.  This transaction, which is expected to close in the fourth quarter of 2008, is subject to customary closing conditions.  With closed or pending property sales of approximately $350 million to date during 2008, including the pending sale that is expected to close in the fourth quarter, we are still targeting additional property divestitures of between $450 million and $750 million over the next six months.

As a result of deteriorating conditions in the global financial and credit markets and significant declines in commodity prices over the last several months, we have not been able to complete our planned divestitures for the third quarter of 2008 on terms that we find economically attractive. In light of the distressed domestic and global financial market conditions, tightened access to credit markets and fluctuating commodity prices, there is no assurance that we will be able to execute our asset divestiture plan by the end of 2008 or beginning of 2009, or that it can be done at all.  If we are unable to execute our asset divestiture plan, we will be unable to use the proceeds from the planned divestitures to reduce our level of consolidated debt.

A failure on our part to comply with the financial and other restrictive covenants contained in our amended credit facilities and the indentures pertaining to our outstanding senior notes could result in a default under these agreements.  Any default under these agreements could adversely affect our business and our financial condition and results of operations, and would impact our ability to obtain financing in the future.

If we do not have sufficient cash or other funds available to operate our business, we may need to access the private or public capital and debt markets. We cannot predict whether we will need to access the capital or debt markets in the future or whether the market conditions existing at such time will allow us to obtain the necessary funds on terms that we find attractive, or if it can be done at all.

The market price of our Common Stock could be adversely affected by sales of substantial amounts of our Common Stock, including sales by our existing shareholders.

As of September  29, 2008, we had 89,829,520 shares of Common Stock outstanding.  On September 30, 2008, in connection with our acquisition of the Assets from Seller, we issued an additional 7,250,000 million shares of Common Stock to Seller in a private placement, representing approximately 7.5% of our outstanding shares of Common Stock.  Seller has distributed the shares of Common Stock issued by us to certain of its designees, which include certain accredited investors who are members or beneficial owners of Seller’s parent company.   Pursuant to the terms of the Purchase Agreement, we have agreed to file an automatically effective Form S-3 shelf registration statement  with the Securities and Exchange Commission registering the resale of the Common Stock by Seller and its designees on or before 9:30 a.m. New York, New York time on October 2, 2008, and to maintain the effectiveness of the S-3 for a period of up to one year.

Sales by Seller or its designees or any of our existing shareholders of a substantial number of shares of our Common Stock, or the perception that such sales might occur, could have a material adverse effect on the price of our Common Stock or could impair our ability to obtain capital through an offering of equity securities.

In recent years, the securities market has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to the operating performance of these companies. Future market fluctuations may result in a lower price of our Common Stock.

Item 9.01               Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
10.1	Asset Purchase and Sale Agreement dated as of August 15, 2008 between Cordillera Texas, L.P. and Forest Oil Corporation
10.2	Amendment No. 1 dated September 30, 2008 to Asset Purchase and Sale Agreement dated as of August 15, 2008 between Cordillera Texas, L.P. and Forest Oil Corporation
99.1

Forest Oil Corporation press release dated September 30, 2008 entitled “Forest Oil Announces Completion of Acquisition in Greater Buffalo Wallow and East Texas Core Areas; Agreement to Sell Certain Assets in the Rockies; Third Quarter Net Sales Volumes Deferrals; and Updates 2008 Guidance.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST OIL CORPORATION
(Registrant)

Dated: September 30, 2008	By	/s/ Cyrus D. Marter IV
Cyrus D. Marter IV
Senior Vice President,
General Counsel and Secretary

INDEX TO EXHIBITS FILED WITH THE CURRENT REPORT ON FORM 8-K

Exhibit	Description
10.1	Asset Purchase and Sale Agreement dated as of August 15, 2008 between Cordillera Texas, L.P. and Forest Oil Corporation
10.2	Amendment No. 1 dated September 30, 2008 to Asset Purchase and Sale Agreement dated as of August 15, 2008 between Cordillera Texas, L.P. and Forest Oil Corporation
99.1

Forest Oil Corporation press release entitled “Forest Oil Announces Completion of Acquisition in Greater Buffalo Wallow and East Texas Core Areas; Agreement to Sell Certain Assets in the Rockies; Third Quarter Net Sales Volumes Deferrals; and Updates 2008 Guidance.”